EXHIBIT 99.1

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

January 28, 2017

ASSETS
Current assets:
Cash and cash equivalents	$55,792
Inventories	130,239
Prepaid expenses	14,642
Other current assets	25,270

Total current assets	225,943

Property and equipment:
Furniture, fixtures and equipment	218,804
Leasehold improvements	297,636

516,440
Accumulated depreciation and amortization	(381,975)

134,465

Leased property under capital lease:
Land and building	18,055
Accumulated depreciation and amortization	(6,313)

11,742

Goodwill	1,132,575
Intangible assets, net of accumulated amortization	305,422
Other assets	40,525

1,478,522

Total assets	$1,850,672

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Current portion of long-term debt, net	$18,405
Trade accounts payable	69,731
Income taxes payable	6,083
Accrued interest payable	53,266
Accrued expenses and other current liabilities	87,146

Total current liabilities	234,631

Intercompany payables	84,402
Long-term debt, net	1,969,351
Revolving credit facility, net	3,925
Obligation under capital lease	16,388
Deferred tax liability	99,255
Deferred rent expense	34,300
Unfavorable lease obligations and other long-term liabilities	10,376

2,217,997

Commitments and contingencies

Stockholder’s deficit:
Common stock	—
Additional paid-in capital	545,862
Accumulated other comprehensive loss, net of tax	(51,881)
Accumulated deficit	(1,095,937)

(601,956)

Total liabilities and stockholder’s deficit	$1,850,672

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT

OF OPERATIONS

(in thousands)

Fiscal Year
Ended
January 28, 2017
Net sales	$1,311,316
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	682,828

Gross profit	628,488

Other expenses:
Selling, general and administrative	458,184
Depreciation and amortization	55,508
Impairment of assets	181,618
Severance and transaction-related costs	2,531
Other income, net	(5,635)

692,206

Operating loss	(63,718)
Gain on early debt extinguishment	315,653
Interest expense, net	200,187

Income before income tax benefit	51,748
Income tax benefit	(2,151)

Net income	$53,899

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(EXCLUDING UNRESTRICTED SUBSIDIARIES)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

Fiscal Year
Ended
January 28, 2017
Cash flows from operating activities:
Net income	$53,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,508
Impairment of assets	181,618
Amortization of lease rights and other assets	2,970
Amortization of debt issuance costs	8,066
Accretion of debt premium	(2,735)
Non-cash in kind interest expense	9,156
Net unfavorable accretion of lease obligations	(254)
Loss on sale/retirement of property and equipment, net	665
Gain on early debt extinguishment	(315,653)
Gain on sale of intangible assets/lease rights	(303)
Stock-based compensation benefit	115
(Increase) decrease in:
Inventories	19,457
Prepaid expenses	(1,050)
Other assets	331
Increase (decrease) in:
Trade accounts payable	(3,212)
Income taxes payable	(537)
Accrued interest payable	5,356
Accrued expenses and other liabilities	385
Deferred income taxes	(4,316)
Deferred rent expense	(1,546)

Net cash provided by operating activities	7,920

Cash flows from investing activities:
Acquisition of property and equipment	(16,268)
Acquisition of intangible assets/lease rights	(109)
Proceeds from sale of intangible assets/lease rights	303

Net cash used in investing activities	(16,074)

Cash flows from financing activities:
Proceeds from revolving credit facilities	162,278
Payments on revolving credit facilities	(158,278)
Proceeds from term note	50,000
Repurchase of note	(6,987)
Payment of debt issuance costs	(14,977)
Principal payments of capital lease	(242)
Capital contribution from Parent	11,550

Net cash provided by financing activities	43,344

Effect of foreign currency exchange rate changes on cash and cash equivalents	1,731

Net increase in cash and cash equivalents	36,921
Cash and cash equivalents, at beginning of period	18,871

Cash and cash equivalents, at end of period	$55,792

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Balance Sheet

(in thousands)

January 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$49,074
Inventories	50,700
Prepaid expenses	12,615
Other current assets	10,523

Total current assets	122,912

Property and equipment:
Furniture, fixtures and equipment	66,263
Leasehold improvements	98,010

164,273
Accumulated depreciation and amortization	(116,993)

47,280

Intercompany receivables	114,478
Goodwill	145,058
Intangible assets, net	201,678
Other assets	34,153

495,367

Total assets	$665,559

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$46,739
Income taxes payable	4,923
Accrued interest payable	599
Accrued expenses and other current liabilities	35,713

Total current liabilities	87,974

Long-term debt, net	157,143
Deferred tax liability	5,701
Deferred rent expense	9,133

171,977

Stockholder’s equity:
Common stock	2
Additional paid in capital	770,859
Accumulated other comprehensive loss, net of tax	(52,384)
Accumulated deficit	(312,869)

405,608

Total liabilities and stockholder’s equity	$665,559

Claire’s (Gibraltar) Holdings Limited

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss

(in thousands)

Fiscal Year
Ended
January 28, 2017
Net sales	$476,337
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	249,982

Gross profit	226,355

Other expenses:
Selling, general and administrative	182,459
Depreciation and amortization	20,721
Impairment of assets	177,618
Severance and transaction-related costs	963
Other income	(5,315)

376,446

Operating loss	(150,091)
Loss on early debt extinguishment	1,001
Interest expense, net	2,857

Loss before income taxes	(153,949)
Income tax benefit	(838)

Net loss	(153,111)
Foreign currency translation adjustments	(941)
Net loss on intra-entity foreign currency transactions, net of tax	(3,929)

Other comprehensive loss	(4,870)

Comprehensive loss	$(157,981)

CLSIP Holdings LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Fiscal Year
Ended
January 28, 2017
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Net cash provided by financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$—

CLSIP LLC

Unaudited Condensed Statement of Cash Flows

(in thousands)

Fiscal Year
Ended
January 28, 2017
Net cash provided by operating activities	$—
Net cash provided by investing activities	—
Net cash provided by financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of period	$—